Exhibit 10.1

KOFAX PLC

(Formerly DICOM GROUP PLC)

KOFAX 2000 SHARE OPTION PLAN

As approved by ordinary resolution at the Extraordinary General Meeting of the Company on 16 January 2000

As adopted by the Board of Directors of the Company on 26 January 2000

As amended 19 June 2008, 3 September 2008 and 4 February 2009

Garretts

180 Strand

London

WC2R 2NN

Ref: SXA

KOFAX 2000 SHARE OPTION PLAN

RULES OF THE KOFAX 2000 SHARE OPTION PLAN

1.	HOW THE PLAN WILL OPERATE

1.1	Administration

The Plan will be operated and administered by the Remuneration Committee. The Remuneration Committee’s decision on any matter concerning the Plan or the interpretation of the Rules will be final and binding.

1.2	How Options will be granted

Options will be granted by deed to such Eligible Employees as the Remuneration Committee shall in its absolute discretion select. A single deed of grant can be executed in favour of any number of Eligible Employees.

1.3	The Option Price of Options

An Option will be granted at the Option Price determined by the Remuneration Committee.

1.4	When Options will be granted

The Date of Grant of an Option will be the day on which the deed granting the Option is executed. The Date of Grant must be chosen so that the Dealing Days which are taken into account to calculate the Option Price are within a Grant Period.

1.5	Confirmation that Options have been granted

A Participant who has been granted an Option will be sent, as soon as administratively practicable, an Option certificate confirming the grant of the Option and the terms on which it is granted.

1.6	Options personal to Participants

Options cannot be transferred, assigned, charged or otherwise disposed of except on the death of a Participant, when his Options can be transmitted to his personal representatives by will or under the laws of descent and distribution.

1.7	An Option is subject to the Plan Rules

An Option is granted to a Participant by the Remuneration Committee or, if the Remuneration Committee has procured the grant of an Option, by the person who granted the Option, incorporating and subject to the Plan Rules. A Participant may renounce an Option, in whole or in part, within 30 days of the Date of Grant and, to the extent renounced, the Option will be treated as if it had never been granted.

2.	PERFORMANCE TARGETS

2.1	Performance Targets specified at grant

The Remuneration Committee in its absolute discretion may direct that an Option will be granted subject to a Performance Target, selected by the Remuneration Committee, which will normally have to be met before all or part of the Option can be exercised. The exercise of an Option can be subject to any additional terms and conditions the Remuneration Committee considers appropriate. If an Option is subject to any Performance Target or any additional terms and conditions, these will be specified at the Date of Grant. Where an Option has been granted subject to a Performance Target, the Remuneration Committee will decide whether and to what extent that Performance Target has been met.

2.2	Amendment of Performance Targets

The Remuneration Committee may amend a Performance Target only if events happen which cause the Remuneration Committee, acting fairly and reasonably, to consider the amendment would be appropriate and that the amended Performance Target would not be substantially more or less difficult to satisfy as a result.

3.	THE LIMIT ON THE NUMBER OF SHARES WHICH CAN BE ISSUED

3.1	The limit applies to the issue of new Shares only

The references in this Rule 3 to the “allocation” of Shares mean, in the case of any share option plan, the placing of unissued shares under option and, in relation to other Employees’ Share Plans, mean the issue and allotment of Shares.

3.2	The relevant limit

The number of Shares which can be allocated under the Plan on any day will not, when added to the total number of Shares which have been allocated in the previous ten years, under the Option Plan and any other Employees’ Share Plans adopted by the Company, exceed ten per cent. of the ordinary share capital of the Company in issue on a fully diluted basis immediately prior to that day.

3.3	Exclusions from the limit

For the purposes of the limit in Rule 3.2:

3.3.1.	Shares where the right to acquire such Shares was released, cancelled or lapsed without being exercised will be ignored; and

3.3.2.	to the extent that the exercise of Options has been or is to be satisfied by the transfer of Shares already in issue,

those Options will not be treated as granted over unissued Shares.

3.4	Adjustment to Shares to be taken into account

Where Shares issued under the Plan or any other Employees’ Share Plan of the Company are to be taken into account for the purposes of the limits in Rule 3.2 and a Variation in the equity share capital of the Company has taken place between the date of issue of any such Shares and the date on which any such limit is to be calculated, the number of such Shares which will be taken into account for the purposes of any such limit will be adjusted in such manner as the Remuneration Committee considers appropriate to take account of the Variation.

4.	INDIVIDUAL LIMITS

On any Date of Grant the aggregate Market Value of Shares which may be acquired on the exercise of any Option then granted shall not, when aggregated with the Market Value of any Shares which have been or which remain to be acquired on the exercise of options granted to the Participant in question during the period of 10 years immediately preceding such Date of Grant under:-

4.1	the Plan; and

4.2	any other discretionary Employees’ Share Plan (other than the Super Plan) adopted by the Company either before or after the Plan;

exceed six times his Earnings, unless the Remuneration Committee believes this is insufficient, in which case it will not exceed whichever limit the Remuneration Committee believes to be sufficient.

5.	THE EXERCISE OF OPTIONS

5.1	When an Option can normally be exercised

Subject to Rule 5.2 and Rule 5.3, where appropriate, and any additional conditions imposed under Rule 2 being satisfied, an Option can be exercised as follows:

5.1.1	as to 25 per cent of the Shares under Option from the first anniversary of the Date of Grant, provided that any relevant Performance Target has been satisfied;

5.1.2	as to a further 6.25 per cent of the Shares under Option from the same date in every third calendar month following the first anniversary of the Date of Grant provided that the relevant Performance Target has been satisfied so that 100% of the Shares under Option can be exercised from the fourth anniversary of the date of grant;

PROVIDED THAT the Remuneration Committee may in its absolute discretion direct that the proportion of the Shares under Option referred to in Rule 5.1.2 may become exercisable on such accelerated basis as it shall deem appropriate at the Date of Grant.

5.2	Earlier exercise in certain circumstances[1]

Where the Participant ceases to be in Employment for one of the reasons given below, the whole of his Option can be exercised:

5.2.1	death;

5.2.2	disability, pregnancy or sickness;

5.2.3	redundancy;

5.2.4	the company in the Group which employs him ceasing to be a Participating Company or because of the transfer or sale of the undertaking (or part of the undertaking) in which he is employed to a person who is not a Participating Company; or

[1]

For options granted on or after 4 February 2009, Rule 5.2 shall not apply, provided that where any of the circumstances described in Rule 7 (General Offers, Scheme of Arrangement or Voluntary Winding-Up of the Company) arise, a Participant may exercise his Option during the periods specified in Rule 7.

5.2.5	retirement;

in any case provided that the Company does not dispute the reason for the Participant ceasing to be in Employment he may exercise his Option with immediate effect.

Where any of the circumstances described in Rule 7 (General Offers, Scheme of Arrangement or Voluntary Winding-Up of the Company) arise, a Participant may exercise his Option during the periods specified in Rule 7.

5.3	Satisfaction of any Performance Target

An Option can only be exercised:-

5.3.1	if any Performance Target imposed under Rule 2.1 has been satisfied, unless the Performance Target is treated as waived under Rule 5.4; or

5.3.2	in accordance with any additional terms and conditions to which the Option is subject.

5.4	Waiving of Performance Targets

Any Performance Target which applies to the exercise of an Option will be treated as waived if the Participant’s Option becomes exercisable under Rule 5.2 or Rule 7.

6.	THE LAPSE OF OPTIONS

6.1	When Options lapse

Subject to Rule 6.3, an Option will lapse entirely to the extent that it has not been exercised (whether or not it became exercisable) on the earliest of:

6.1.1.	normal lapse time: the tenth anniversary of the Date of Grant;

6.1.2.	death: the end of 12 months from the date of death;

6.1.3.	disability, pregnancy, sickness, redundancy, disposal of employing company/undertaking or retirement: the end of 6 months from the date on which the Participant ceases to be in Employment because of any of the circumstances in Rules 5.2.2, 5.2.3, 5.2.4 or 5.2.5 occurring;

6.1.4.	general offers, schemes of arrangement or voluntary winding-up of the Company: the expiry of the applicable period referred to in Rule 7.1, Rule 7.3, Rule 7.4 or Rule 7.5;

6.1.5.

leaving Employment in any other circumstances: in relation to all outstanding Options (whether or not already exercisable in whole or in part), the date on which the Participant’s employment ceases in any circumstances other than death and those referred to in Rules 5.2.1, 5.2.2, 5.2.3 or 5.2.4 subject to the discretion of the Remuneration Committee to allow total or partial exercise of such Options during any specified period within three months of such cessation (such discretion to be exercised, if at all, no later than one month after such cessation);[2]

6.1.6.	insolvency: the date on which a Participant enters into a composition with his creditors in satisfaction of his debts or a bankruptcy order is made against him.

6.2	Ceasing employment due to pregnancy

Where a female Participant leaves employment because of pregnancy, her employment will be regarded as having ceased on the date on which she ceases to have statutory or contractual rights to return to work.

6.3	Avoidance of lapse of Option where Rule 7 applies

An Option will not lapse because of this Rule 6 if the occasion for lapse falls in a period when the Option is capable of being exercised under Rule 7, although the Option will lapse at the end of that period. This Rule is subject to Rule 6.1.1.

[2]

As amended 19 June 2008, in connection with adoption by the Remuneration Committee of a general standing policy that, after 19 June 2008 and except in cases of termination of employment by the Company for cause, options granted under the Plan may be exercised within three months after cessation of employment, provided however, thate with respect to United States taxpayers, no such exercise will be permitted after the expiration of the original term of the option.

7.	GENERAL OFFER, SCHEME OF ARRANGEMENT OR VOLUNTARY WINDING-UP OF THE COMPANY[3]

7.1	General offer to acquire Shares

If an offeror (either alone or together with any party acting in concert with him) obtains Control of the Company as a result of:

7.1.1	a general offer to acquire the whole of the issued ordinary share capital of the Company (or such part of it which is not at the time owned by the offeror and any person acting in concert with the offeror or any such person); or

7.1.2	a general offer to acquire all the Shares of the Company;

a Participant can exercise his Option at any time during the period of six months following the date on which the offeror (together with any person acting in concert with him) obtained Control of the Company. From the day following the end of such six month period all unexercised Options will lapse.

7.2	Extension to Participants of general offer

The Company will use its best endeavours to procure that if a Participant is allotted Shares pursuant to the exercise of an Option in accordance with Rule 7.1 and those Shares were not the subject of the general offer, the offeror will make an offer to acquire from the Participant his Shares on the same terms as Shares of the same class were acquired under the general offer.

7.3	Compulsory purchase of minority interest in the share capital of the Company

If any person becomes entitled to give a notice under Sections 428 to 430F of the Companies Act 1985 to acquire any Shares (or would be so entitled but for the fact that there were no dissenting shareholders) each Participant will be notified of this as soon as possible. A Participant can exercise his Options at any time while such person is so entitled. After such person ceases to be so entitled, all unexercised Options will lapse.

[3]

Effective for option grants made 3 September 2008 and after, the provisions of Rule 7 of the Plan providing for exercise of options in the event of an offeror obtaining Control of the Company shall not apply, provided that the Remuneration Committee, at its discretion, and on a grant-by-grant basis, or by approval of amendments to existing grants, may establish terms and conditions upon which the right to exercise options may vest in the event of a change of control of the Company, provided they do not extend the circumstances in which, the period during which or the extent to which they can be exercised beyond those provided in the original Rule 7.

7.4	Scheme of arrangement

If any company obtains Control of the Company under a scheme of arrangement between the Company and its shareholders, then:

7.4.1	if, in connection with the scheme of arrangement and before and conditional on its becoming effective, each Participant is offered the opportunity to release his Option in consideration of the grant to him of new rights in accordance with Rule 10, and a Participant accepts such offer, all of his Old Options (as defined in Rule 10) will cease to be exercisable on the scheme of arrangement becoming effective; and

7.4.2	if Participants are not offered an opportunity to release their Options within Rule 7.4.1 above, or where such an offer is made but a Participant does not accept such offer, his Option will become exercisable on the date on which the scheme of arrangement is sanctioned by the court and then shall lapse, if not exercised, on the date the scheme of arrangement becomes effective.

7.5	Voluntary winding-up of the Company

At any time before a resolution for a members’ voluntary winding-up of the Company (of which each Participant must be given notice) is passed, a Participant may exercise his Option conditionally on the resolution being passed. If such a resolution is passed, all Options will immediately lapse to the extent that they have not been exercised.

8.	HOW OPTIONS ARE EXERCISED

8.1	Notice of exercise must be given

An Option is exercised by the Participant giving a notice of exercise in a manner specified by the Remuneration Committee. The Participant may be permitted by the Company to pay the Option Price in a currency other than that in which the Option was granted, on the basis of such arrangements agreed by the Company. The notice of exercise is not effective until the Company is satisfied that all the necessary documentation and/or information has been provided.

8.2	Payment of taxes etc.

The exercise of an Option is subject to any withholdings that may be necessary on account of a Participant’s Tax Liability in respect of the Option. The Company or any relevant company in the Group may make arrangements to sell on behalf of the Participant such number of Shares acquired on the exercise of an Option as is necessary to discharge the Tax Liability or the relevant Participating Company may deduct from the Participant’s net pay for the pay period in which the Option is exercised a sufficient amount to discharge the Tax Liability.

8.3	What a Participant gets when he has exercised

Within 30 days of the Option being exercised in accordance with Rule 8.1, the Company will allot or procure the transfer of the Shares in respect of which the Option has been exercised to the Participant or his nominee, less any Shares sold under Rule 8.2.

8.4.	Consents and approvals

The allotment or transfer of Shares under the Plan is subject to obtaining any approval or consent required. The Company will apply to the London Stock Exchange and/or any other stock exchange on which the Shares are listed for the time being for Shares issued under the Plan to be admitted to the Official List of such exchange (unless listing has already been granted).

8.5	Ranking of Shares

Shares issued under the Plan will rank equally in all respects with issued Shares of the same class. However, Participants will not be entitled to any rights attaching to Shares by reference to a record date before the date of exercise of the Option.

9.	ADJUSTMENT OF OPTIONS

9.1	Variation in equity share capital

If there is a Variation in the equity share capital of the Company any of the following may be adjusted by the Remuneration Committee in such manner as it deems to be appropriate so that (as nearly as may be without involving fractions of a Share or an Option Price calculated to more than two decimal places) the aggregate Option Price will be the same:-

9.1.1	the number and/or the nominal value of Shares over which an Option is granted; and/or

9.1.2	the Option Price; and

9.1.3	where an Option has been exercised but at the date of the Variation no Shares have been allotted or transferred pursuant to such exercise, the number of Shares which may be so allotted or transferred and the price at which they may be acquired.

9.2	Nominal value of Shares

Apart from under this Rule 9.2, no adjustment under Rule 9.1 can have the effect of reducing the Option Price to less than the nominal value of a Share. Where an Option subsists over both issued and unissued Shares, any such adjustment may only be made if the reduction of the Option Price in respect of both the issued and the unissued Shares can be made to the same extent. Any adjustment made to the Option Price of Options over unissued Shares shall only be made if and to the extent that the Board will be authorised to:

9.2.1	capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercisable exceeds the adjusted aggregate Option Price; and

9.2.2	apply such sum in paying up such amount on such Shares so that on exercise of any Option in respect of which such a reduction shall have been made the Board shall capitalise such sum (if any) and apply the same in paying up such amount.

9.3	Participants notified of adjustments

Participants will be notified of any adjustment made under this Rule 8 so that their option certificates or deeds of grant can be called in or cancelled and reissued.

10.	EXCHANGE OF OPTIONS

10.1	The Acquiring Company

If any company (the “Acquiring Company”):

10.1.1	obtains Control of the Company as a result of making a general offer to acquire:

(i)	the whole of the issued ordinary share capital of the Company which is made on condition such that if it is satisfied the Acquiring Company will have Control of the Company; or

(ii)	all the shares in the Company which are of the same class as the Shares;

in either case ignoring any Shares which are already owned by it or a member of the same group of companies; or

10.1.2	obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the court under Section 425 of the Companies Act 1985; or

10.1.3	becomes bound or entitled to acquire Shares under Sections 428 to 430F of that Act;

any Participant can, at any time within the Appropriate Period (for the purposes of Paragraph 15 of Schedule 9 to the Taxes Act), by agreement with the Acquiring Company, release any Option which has not lapsed (“the Old Option”) in consideration of the grant to him of an Option (“the New Option”) which is equivalent to the Old Option but relates to shares in a different company (whether the Acquiring Company itself or a company which has Control of the Acquiring Company, or a company which either is, or has Control of a Company which is, a member of a consortium owning either the Acquiring Company or a company having Control of the Acquiring Company).

10.2	The New Option

The New Option will not be regarded for the purposes of Rule 10.1 as equivalent to the Old Option unless

10.2.1	the New Option will be exercisable in the same manner as the Old Option and subject to the provisions of the Plan as it has effect immediately before the release of the Old Option;

10.2.2	the total Market Value, immediately before the release, of the Shares under the Old Option is equal to the Market Value, immediately after the date of grant, of the Shares in respect of which the New Option is granted; and

10.2.3	the total amount payable by the Participant upon exercise of his New Option is equal to the total amount payable upon exercise of his Old Option;

but so that the provisions of the Plan will for this purpose be construed as if the New Option were an option granted under the Plan at the same time as the Old Option except for the purpose of the definition of “Participating Company” in the Appendix, and as if the reference to DICOM GROUP plc in the definition of the “Company” in the Appendix were a reference to the different company mentioned in Rule 10.1 (where the context requires it).

The New Options do not lapse if Rule 7.3 applies following the event permitting the grant of such new rights.

11.	AMENDMENTS TO THE PLAN

11.1	When amendments can be made

Subject to the rest of Rule 11, the Remuneration Committee can amend the Rules at any time, provided that no amendment to the advantage of Participants (except for an amendment which could be included in an additional section adopted under Rule 11.2) can be made to the provisions in the Rules (if any) relating to:

11.1.1	who can be a Participant;

11.1.2	the limits on the number of Shares which can be acquired under the Plan (in total) and/or by each individual Participant;

11.1.3	the basis for determining a Participant’s entitlement to and the terms on which the Shares can be acquired under the Plan and any adjustment of this in the event of a Variation;

without the approval by ordinary resolution of the Company in general meeting except for minor amendments to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or for a Participating Company.

11.2	Extension of the Plan to different jurisdictions

The Company can adopt additional sections of the Rules applicable in any jurisdiction under which Options may be subject to additional and/or modified terms and conditions, having regard to any securities, exchange control or taxation laws, which may apply to the Participant, the Company, any Participating Company. Any additional sections must conform to the basic principles of the Plan and must not enlarge to the benefit of Participants the limits in the Rules.

11.3	Amendments affecting existing rights

No amendment will be made under Rule 11.1 which would abrogate or materially and adversely affect the existing rights of a Participant unless it is made with his written consent or by a resolution passed as if the Options constituted a separate class of share capital and the provisions of the Articles of Association of the Company and of the Companies Act 1985 relating to class meetings (with the necessary amendments) applied to that class.

12.	GENERAL

12.1	Notices

Any notice or other communication in connection with the Plan can be given by personal delivery, by post (in the case of a company, to its registered office and in the case of an individual to his last known address) or by any other means which a Participating Company and its employees use to communicate with each other. Where a notice or other communication is given by first-class post, it shall be deemed to have been received 72 hours after it was put into the post properly addressed and stamped.

12.2	Documents sent to shareholders

Participants may, but are not entitled to, receive copies of any notice or document sent by the Company to the holders of Shares.

12.3	Replacement Option certificates

If any Option certificate is worn out, defaced or lost, it can be replaced on such evidence being provided as may be required.

12.4	Shares to cover Options

Enough Shares will be available at all times to satisfy all Options granted.

12.5	Costs of introducing and administering the Plan

The costs of introducing and administering the Plan will be borne by the Company. However, the Company can require any Participating Company to enter into such arrangement to reimburse the Company for any costs borne by the Company directly or indirectly in respect of such Participating Company’s officers or employees.

12.6	Termination of the Plan

The Plan will terminate at the end of the Plan Period or at any earlier time the Remuneration Committee shall decide. Termination of the Plan will not affect the subsisting rights of Participants.

12.7	Rights of Participants

Participation in the Plan is not pensionable. Nothing in the Plan or in any instrument executed pursuant to it confers a right on any employee to continue in the employment of the Group or affects the right of any company in the Group to terminate the employment of any person without liability at any time with or without cause, or will impose upon the Group or the Board or their respective agents and employees any liability whatsoever (whether in contract, tort, or otherwise howsoever) in connection with:

12.7.1	the lapsing of any Option pursuant to the Rules;

12.7.2	the failure or refusal to exercise any discretion under the Rules; and/or

12.7.3	a Participant ceasing to be an employee with any company in the Group for any reason whatever as a result of the termination of the employment relationship by the employing company.

12.8	Waiver of any rights

Any person who ceases to have the status or relationship of an employee of any company in the Group for any reason as a result of cessation of contract or dismissal shall not be entitled and shall be deemed irrevocably to have waived any entitlement by way of damages for termination of contract or dismissal or by way of compensation for loss of office or otherwise to any sum, damages, Shares or other benefits to compensate that person for the loss of any rights, benefits or expectations under any Option, the Plan or any instrument executed pursuant to it.

12.9	The Benefit of Rules 12.7 and 12.8

The benefit of Rules 12.7 and 12.8 is given for the Company for itself and as trustee and agent for all the companies in the Group. To the extent that Rule 12.7 or Rule 12.8 benefits any company in the Group which is not a party to any agreement in relation to the Plan, any such benefits shall be held on trust and as agent by the Company for that company and that company shall to this extent be or be deemed to be a party to the contract, and the Company may, at its discretion, assign the benefit of Rules 12.7 and 12.8 to any such company.

12.10	Options are subject to the Rules

Options are granted incorporating and subject to the Rules.

12.11	Articles of Association

Any Shares acquired on the exercise of Options are subject to the Articles of Association of the Company as amended from time to time.

12.12	Governing Law

The Rules are governed by and interpreted in accordance with the law of England. Each Participant, the Company and any other Participating Company submits to the jurisdiction of the English courts in relation to anything arising under the Plan.

APPENDIX

DEFINITIONS APPENDIX

INTRODUCTION

The words and expressions used in the Option Plan Rules which have capital letters have the meanings set out below. In the Rules:

(i)	the headings are for the sake of convenience only and should be ignored when construing the Rules;

(ii)	reference to any statutory provisions are to those provisions as amended, extended or re-enacted from time to time, and include any subordinate legislation made under them; and

(iii)	unless the context requires otherwise, words in the singular include the plural and vice versa and words imputing either gender include both genders.

1.	DEFINITIONS

Associated Company	in relation to the Company:-

(i) any company which has Control of the Company; or

(ii) any company (other than a Participating Company) which is under the Control of a company referred to in (i) above;

Board	the board of directors for the time being of the Company or a duly authorised committee of it;

the Company	KOFAX plc (registered no. 3119779) (formerly known as DICOM GROUP plc);

Control	has the meaning given by Section 840 of the Taxes Act;

Date of Grant	in relation to an Option, the date on which that Option is granted in accordance with Rule 1.4;

Dealing Day	any day on which the London Stock Exchange is open for the transaction of business;

Definitions Appendix	this Appendix which forms part of the Rules;

Earnings	total emoluments payable to the Eligible Employee in respect of his Employment in the current or preceding year of assessment (whichever is the higher amount) exclusive of any benefits in kind;

Eligible Employee	any person who at the Date of Grant is an employee of a Participating Company;

Employment	Employment as an employee of a Participating Company or an Associated Company;

Employees’ Share Plan	the meaning given to an employees’ share scheme by Section 743 of the Companies Act 1985;

Grant Period	in relation to the grant of an Option, the period of 42 days starting on the day after any of the following:

(i) the date on which the Company releases its quarterly or final results for any financial period;

(ii) the date of any general meeting of the Company;

(iii) the date on which any change to the legislation affecting the Plan is proposed or made;

(iv) the date of the lifting of any restrictions on the grant of any Option; and

(v) the date on which the Company believes that exceptional circumstances exist which justify the grant of Options.

the Group	the Company and its Subsidiaries;

London Stock Exchange	the London Stock Exchange Limited (or any successor body carrying on the business of the London Stock Exchange);

Market Value	in relation to a Share on any day either an amount equal to the average of the middle market quotations of a Share as derived from the London Stock Exchange Daily Official List on the 3 Dealing Days immediately preceding that date or an amount equal to the average of the middle market quotations of a Share as derived from the London Stock Exchange Daily Official List on the day immediately preceding that date;

Normal Retirement Date	the age at which an Eligible Employee is required to retire under his contract of Employment;

Option	a right to acquire Shares under the Plan which has been granted or is proposed to be granted;

Option Price	the price per Share at which a Participant may acquire Shares on the exercise of an Option which must not be less than the higher of:-

(i) the Market Value of a Share at the Date of Grant; and

(ii) in the case of an Option to subscribe for Shares, the nominal value of a Share;

Plan	the KOFAX 2000 Share Option Plan constituted by these Plan Rules;

Plan Period	the period starting on the date the Plan is authorised by the Company in general meeting and ending on the 10th anniversary of that date;

Participant	an Eligible Employee to whom an Option has been granted or (where the context requires) his personal representatives;

Participating Company	the Company or any Subsidiary;

Performance Target	the target which, if imposed under Rule 2.1, must be satisfied before part of an Option may be exercised, as set out in the Schedule;

Redundancy	as defined under the Employment Rights Act 1996;

Remuneration Committee	the duly authorised remuneration committee of the Board;

Retirement	retirement at Normal Retirement Date or such other date at which it is agreed with the Participating Company by which he is employed that such Eligible Employee may retire;

Rules	the Plan Rules;

Schedule	the Schedule to the Rules;

Share	a fully paid ordinary share in the capital of the Company;

Subsidiary	a company which in relation to the Company is a company as defined by Section 736 of the Companies Act 1985 and which is under the Control of the Company;

the Super Plan	the part of the DICOM GROUP plc Company Share Option Plan established by the rules set out in the schedule to such plan;

Tax Liability	the amount of all taxes and/or primary national insurance contributions which the Company or any Participating Company is required to account for to any taxation authority on the exercise of all or part of an Option;

Taxes Act	the Income and Corporation Taxes Act 1988;

Variation	in relation to the equity share capital of the Company, a capitalisation issue, an offer or invitation made by way of rights, a subdivision, a consolidation or reduction or any other variation.

THE SCHEDULE

[Performance targets]